UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2025, Wrap Technologies, Inc., a Delaware corporation (the “Company”), and W1 Global, LLC, a Delaware limited liability company (“Seller”), entered into an Asset Purchase Agreement, dated as of February 18, 2025 (the “Purchase Agreement”), pursuant which, subject to the terms and conditions set forth therein, the Company agreed to acquire substantially all the assets of the Seller, including, among others, all of the Seller’s right, title and interest in and to the Seller’s properties, business, and assets of Seller used in, held for use in or relating to the business of advisory and investigative professional services, as more specifically set forth in the Purchase Agreement (collectively, the “Acquired Assets”), which excludes the Excluded Assets (as defined in the Purchase Agreement), and assume certain Assumed Liabilities (as defined in the Purchase Agreement), upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Acquisition”), for a nominal purchase price equal to $100.00.

The closing of the Acquisition occurred on February 18, 2025 (the “Closing”). The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions.

In connection with Closing, the Company and the Seller entered into certain ancillary agreements, including, (i) a bill of sale for all of the Acquired Assets that are tangible personal property, (ii) an assignment of all of the Acquired Assets that are intangible personal property, (iii) employment agreements for certain employees of the Seller, and (iv) a consulting agreement.

The foregoing summary of the Acquisition and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 24, 2025, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of February 18, 2025, by and between Wrap Technologies, Inc. and W1 Global, LLC.
99.1	Press Release, dated February 24, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: February 24, 2025	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer and Chairman of the Board